SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 14, 2006

                                    MBIA INC.
             (Exact name of registrant as specified in its charter)

          Connecticut                 1-9583                     06-1185706
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

             113 King Street,
             Armonk, New York                         10504
(Address of principal executive offices)           (Zip Code)


               Registrant's telephone number, including area code:
                                  914-273-4545

                                 Not Applicable
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

(d) Election of Director.

     On September 14, 2006 MBIA Inc. ("MBIA") announced that Richard H. Walker was elected a member of MBIA's Board of Directors. Mr. Walker is the General Counsel of Deutsche Bank AG ("Deutsche Bank"), where he oversees Deutsche Bank's Legal and Compliance departments worldwide.

     Deutsche Bank is the parent company of a group consisting of banks, capital market companies, fund management companies, a property management company, installment financing companies, research and consultancy companies and other companies. It operates in the United States through its New York Branch and through its subsidiaries, which include Deutsche Bank Securities Inc., an SEC-registered broker-dealer.

     Deutsche Bank has a number of business relationships with MBIA. Deutsche Bank is a lender to MBIA pursuant to its five-year $500 million revolving credit agreement. The size of Deutsche Bank's commitment in this facility is $30 million, for which it earns a commitment fee of 7 basis points per year. As of December 31, 2005, no borrowings were outstanding under this facility. Deutsche Bank also provides a $128.5 million liquidity loan facility to Triple-A One Funding Corporation, an MBIA-sponsored commercial paper conduit. As of December 31, 2005, no borrowings were outstanding under this facility.

     Additionally, Deutsche Bank and its affiliates may from time to time hold debt securities issued or insured by MBIA or its affiliates. Deutsche Bank's capital markets subsidiaries from time to time have provided securities underwriting services to MBIA and its affiliates. MBIA has provided credit enhancement to a variety of asset securitization transactions which have been originated, sponsored or underwritten by Deutsche Bank and its subsidiaries. Additionally, MBIA and its affiliates may from time to time hold debt securities issued by Deutsche Bank or its affiliates. Deutsche Bank and MBIA also engage from time to time in a variety of derivative transactions, as well as transactions in securities and other financial assets. Any such transactions between Deutsche Bank and MBIA were undertaken in the ordinary course of business on terms prevailing in the market for transactions between unaffiliated parties.

     As a result of their transactions with each other, as well as a result of their participation in transactions of third parties, Deutsche Bank and MBIA may, from time to time, have interests that are adverse to each other.


Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1    Press Release issued by MBIA Inc. dated September 14, 2006.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MBIA INC.



                                                By: /s/ Ram D. Wertheim
                                                    ----------------------------
                                                        Ram D. Wertheim
                                                        General Counsel

Date: September 14, 2006







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                   EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
                            Dated September 14, 2006


Exhibit 99.1    Press Release issued by MBIA Inc. dated September 14, 2006.